Calculation of Filing Fee Tables
S-8
Dorman Products, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.01 par value per share	Other	1,709,870	$ 139.31	$ 238,201,989.70	0.0001381	$ 32,895.70
Total Offering Amounts:						$ 238,201,989.70		$ 32,895.70
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 32,895.70
Offering Note
[1]	(1) The Amount Registered represents (i) shares of common stock, par value $0.01 per share (the Common Stock), of Dorman Products, Inc. (the Registrant) issuable under the Dorman Products, Inc. 2026 Omnibus Incentive Plan (the 2026 Plan), including shares of Common Stock issuable under the 2026 Plan in settlement of outstanding awards previously granted under the Dorman Products, Inc. 2018 Stock Option and Stock Incentive Plan (the 2018 Plan) and (ii) shares of Common Stock that remained available for issuance and not subject to an outstanding award under the 2018 Plan that will be available under the 2026 Plan, together with shares underlying any award under the 2018 Plan and the 2026 Plan that is forfeited, terminates or expires without having been exercised in full that will become available under the 2026 Plan. (2) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the Securities Act), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2026 Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction that results in an increase in the number of outstanding shares of Common Stock. (3) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c), based upon the average of the high and low prices of the Common Stock on the Nasdaq Global Select Market on August 7, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources